Exhibit 99.1

Delek Logistics Partners, LP Reports Third Quarter 2021 Results
•Reported third quarter net income attributable to all partners of $43.6 million
•EBITDA of $69.9 million represented an increase of 3% y/y
•Third quarter distributable cash flow coverage ratio of 1.34x and total leverage ratio of approximately 3.4x
•Performance demonstrates stability and continuity of existing asset base
•Declared third quarter distribution of $0.95 per limited partner unit; reflects 5.0% increase y/y
•On-track to deliver 5% distribution growth in 2021 versus 2020 distributions
•Unit price recently hit all-time high leading to improved cost of capital

BRENTWOOD, Tenn., November 4, 2021 -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") today announced its financial results for the third quarter 2021. For the three months ended September 30, 2021, Delek Logistics reported net income attributable to all partners of $43.6 million, or $1.00 per diluted common limited partner unit. This compares to net income attributable to all partners of $46.3 million, or $1.26 per diluted common limited partner unit, in the third quarter 2020. Net cash from operating activities was $74.8 million in the third quarter 2021 compared to $62.3 million in the third quarter 2020. Distributable cash flow was $55.5 million in the third quarter 2021, compared to $59.1 million in the third quarter 2020.
For the third quarter 2021, earnings before interest, taxes, depreciation and amortization ("EBITDA") was $69.9 million compared to $67.8 million in the third quarter 2020.
Uzi Yemin, Chairman, President and Chief Executive Officer of Delek Logistics' general partner, remarked: "DKL continues delivering stable performance. Strong demand for oil and oil products is driving healthy utilization rates of both refining and logistics assets thereby benefiting the DKL portfolio."
“The recent increase in the quarterly distribution to $0.95/unit, keeps us on-track for a 5% distribution increase on a full-year basis in 2021. Even with a long history of continuous distribution growth to shareholders, our leverage and coverage ratios remain healthy and broadly in-line with most midstream peers. DKL units recently traded at an all-time high reflecting investor confidence in our company and leading to a lower cost of capital."
Distribution and Liquidity
On October 26, 2021, Delek Logistics declared a quarterly cash distribution of $0.95 per common limited partner unit for the third quarter 2021, which equates to $3.80 per common limited partner unit on an annualized basis. This distribution will be paid on November 10, 2021 to unitholders of record on November 5, 2021. This represents a 1.1% increase from the second quarter 2021 distribution of $0.94 per common limited partner unit, or $3.76 per common limited partner unit on an annualized basis, and a 5.0% increase over Delek Logistics’ third quarter 2020 distribution of $0.905 per common limited partner unit, or $3.62 per common limited partner unit annualized. For the third quarter 2021, the total cash distribution declared to all partners was approximately $41.3 million, resulting in a distributable cash flow coverage ratio of 1.34x.
As of September 30, 2021, Delek Logistics had total debt of approximately $901.4 million and cash of $4.9 million. Additional borrowing capacity, subject to certain covenants, under the $850.0 million credit facility was $589.1 million, which was enhanced by the recent notes offering. The total leverage ratio was well within the requirements of the maximum allowable leverage ratio under the credit facility.
Financial Results
Contribution margin in the third quarter 2021 was $67.2 million compared to $67.3 million in the third quarter 2020. Overall performance benefited from higher pipeline throughput offset by expenses related to pipeline integrity work.
Pipelines and Transportation Segment
Contribution margin in the third quarter 2021 was $47.4 million compared to $46.4 million in the third quarter 2020. Compared to year-ago levels, pipeline throughput was higher, partially offset by higher expenses related to pipeline integrity work.
Wholesale Marketing and Terminalling Segment
During the third quarter 2021, contribution margin was $19.8 million compared to $21.0 million in the third quarter 2020. Overall performance was broadly in line with year-ago levels.
Third Quarter 2021 Results | Conference Call Information
Delek Logistics will hold a conference call to discuss its third quarter 2021 results on Friday, November 5, 2021 at 7:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekLogistics.com. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.
Investors may also wish to listen to Delek US’ (NYSE: DK) third quarter 2021 earnings conference call on Friday, November 5, 2021 at 8:00 a.m. Central Time and review Delek US’ earnings press release. Market trends and information disclosed by Delek US may be relevant to Delek Logistics, as it is a

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consolidated subsidiary of Delek US. Investors can find information related to Delek US and the timing of its earnings release online by going to www.DelekUS.com.
About Delek Logistics Partners, LP
Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US Holdings, Inc. (NYSE: DK) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US, thereby subjecting us to Delek US' business risks; risks relating to the securities markets generally; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the utilization of Delek Logistics' assets and business performance, including margins generated by its wholesale fuel business; the impact of the COVID-19 outbreak on the demand for crude oil, refined products and transportation and storage services; uncertainties regarding future decisions by OPEC regarding production and pricing disputes between OPEC members and Russia; an inability of Delek US to grow as expected as it relates to our potential future growth opportunities, including dropdowns, and other potential benefits; the results of our investments in joint ventures; adverse changes in laws including with respect to tax and regulatory matters; and other risks as disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. Forward-looking statements include, but are not limited to, statements regarding future growth at Delek Logistics; distributions and the amounts and timing thereof; potential dropdown inventory; expected earnings or returns from joint ventures or other acquisitions; expansion projects; ability to create long-term value for our unit holders; financial flexibility and borrowing capacity; and distribution growth of 5% or at all. Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek Logistics undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof, except as required by applicable law or regulation
Non-GAAP Disclosures:
Our management uses certain "non-GAAP" operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income before net interest expense, income tax expense, depreciation and amortization expense, including amortization of customer contract intangible assets, which is included as a component of net revenues in our accompanying condensed consolidated statements of income.
•Distributable cash flow - calculated as net cash flow from operating activities plus or minus changes in assets and liabilities, less maintenance capital expenditures net of reimbursements and other adjustments not expected to settle in cash. Delek Logistics believes this is an appropriate reflection of a liquidity measure by which users of its financial statements can assess its ability to generate cash.
EBITDA and distributable cash flow are non GAAP supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;
•the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;
•Delek Logistics' ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
Delek Logistics believes that the presentation of EBITDA, distributable cash flow and distributable cash flow coverage ratio provide useful information to investors in assessing its financial condition, its results of operations and the cash flow its business is generating. EBITDA, distributable cash flow and distributable cash flow coverage ratio should not be considered in isolation or as alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net income and net cash provided by operating activities. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because EBITDA and distributable cash flow may be defined differently by other partnerships in its industry, Delek Logistics' definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek Logistics Partners, LP
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except unit and per unit data)
	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$4,864	$4,243
Accounts receivable	18,421	15,676
Accounts receivable from related parties	—	5,932
Inventory	2,222	3,127
Other current assets	1,081	331
Total current assets	26,588	29,309
Property, plant and equipment:
Property, plant and equipment	704,905	692,282
Less: accumulated depreciation	(256,696)	(227,470)
Property, plant and equipment, net	448,209	464,812
Equity method investments	251,919	253,675
Operating lease right-of-use assets	22,911	24,199
Goodwill	12,203	12,203
Marketing contract intangible, net	118,380	123,788
Rights-of-way	37,062	36,316
Other non-current assets	13,271	12,115
Total assets	$930,543	$956,417

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable	$7,441	$6,659
Accounts payable to related parties	44,574	—
Interest payable	17,037	2,452
Excise and other taxes payable	3,798	4,969
Current portion of operating lease liabilities	7,364	8,691
Accrued expenses and other current liabilities	7,830	5,529
Total current liabilities	88,044	28,300
Non-current liabilities:
Long-term debt	901,404	992,291
Asset retirement obligations	6,361	6,015
Operating lease liabilities, net of current portion	15,489	15,418
Other non-current liabilities	23,998	22,694
Total non-current liabilities	947,252	1,036,418
Total liabilities	1,035,296	1,064,718
Equity (Deficit):
Common unitholders - public; 8,713,195 units issued and outstanding at September 30, 2021 (8,697,468 at December 31, 2020)	165,281	164,614
Common unitholders - Delek Holdings; 34,745,868 units issued and outstanding at September 30, 2021 (34,745,868 at December 31, 2020)	(270,034)	(272,915)
Total deficit	(104,753)	(108,301)
Total liabilities and deficit	$930,543	$956,417

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Delek Logistics Partners, LP
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except unit and per unit data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net revenues:
Affiliate	$123,519	$95,410	$308,435	$289,739
Third-party	66,108	46,858	202,583	133,567
Net revenues	189,627	142,268	511,018	423,306
Cost of sales:
Cost of materials and other	105,129	60,692	274,995	205,877
Operating expenses (excluding depreciation and amortization presented below)	16,830	13,694	45,201	39,271
Depreciation and amortization	9,666	8,931	29,393	22,957
Total cost of sales	131,625	83,317	349,589	268,105
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	515	536	1,741	2,152
General and administrative expenses	6,141	6,122	17,018	16,973
Depreciation and amortization	490	528	1,469	1,495
Other operating expense (income), net	273	—	54	(107)
Total operating costs and expenses	139,044	90,503	369,871	288,618
Operating income	50,583	51,765	141,147	134,688
Interest expense, net	14,529	10,360	35,924	32,854
Income from equity method investments	(7,261)	(4,860)	(17,952)	(16,875)
Other (income) expense, net	(115)	105	(118)	103
Total non-operating expenses, net	7,153	5,605	17,854	16,082
Income before income tax (benefit) expense	43,430	46,160	123,293	118,606
Income tax (benefit) expense	(194)	(168)	156	67
Net income attributable to partners	$43,624	$46,328	$123,137	$118,539
Comprehensive income attributable to partners	$43,624	$46,328	$123,137	$118,539

Less: General partner's interest in net income, including incentive distribution rights	—	—	—	18,724
Limited partners' interest in net income	$43,624	$46,328	$123,137	$99,815

Net income per limited partner unit:
Common units - basic	$1.00	$1.26	$2.83	$3.30
Common units - diluted	$1.00	$1.26	$2.83	$3.30

Weighted average limited partner units outstanding:
Common units - basic	43,454,535	36,889,761	43,447,739	30,290,051
Common units - diluted	43,468,289	36,894,043	43,457,857	30,292,261

Cash distribution per limited partner unit	$0.950	$0.905	$3.800	$2.695

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Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)
	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net income	$123,137	$118,539
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,862	24,452
Non-cash lease expense	6,967	2,236
Amortization of customer contract intangible assets	5,408	5,408
Amortization of deferred revenue	(1,475)	(1,418)
Amortization of deferred financing costs and debt discount	2,169	1,786
Income from equity method investments	(17,952)	(16,875)
Dividends from equity method investments	14,849	17,572
Other non-cash adjustments	1,413	1,495
Changes in assets and liabilities:
Accounts receivable	(2,745)	(4,268)
Inventories and other current assets	109	12,714
Accounts payable and other current liabilities	12,323	(7,638)
Accounts receivable/payable to related parties	47,483	(19,002)
Non-current assets and liabilities, net	(272)	(347)
Changes in assets and liabilities	56,898	(18,541)
Net cash provided by operating activities	222,276	134,654
Cash flows from investing activities
Asset acquisitions from Delek Holdings, net of assumed liabilities	—	(100,527)
Purchases of property, plant and equipment	(12,352)	(6,918)
Proceeds from sales of property, plant and equipment	275	107
Purchases of intangible assets	(746)	—
Distributions from equity method investments	6,245	2,723
Equity method investment contributions	(1,393)	(11,804)
Net cash used in investing activities	(7,971)	(116,419)
Cash flows from financing activities
Proceeds from issuance of additional units to maintain 2% General Partner interest	—	10
Distributions to general partner	—	(27,635)
Distributions to common unitholders - public	(24,153)	(23,653)
Distributions to common unitholders - Delek Holdings	(96,246)	(46,220)
Distributions to Delek Holdings unitholders and general partner related to Trucking Assets Acquisition	—	(47,558)
Distribution to general partner for conversion of its interest and IDR elimination	—	(45,000)
Proceeds from revolving credit facility	236,000	515,900
Payments on revolving credit facility	(721,700)	(343,600)
Proceeds from issuance of senior notes	400,000	—
Deferred financing costs paid in connection with debt issuances	(6,216)	—
Payments on finance lease	(1,369)	—
Net cash used in financing activities	(213,684)	(17,756)
Net increase in cash and cash equivalents	621	479
Cash and cash equivalents at the beginning of the period	4,243	5,545
Cash and cash equivalents at the end of the period	$4,864	$6,024
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$19,170	$26,895
Income taxes	$—	$141
Non-cash investing activities:
Increase (decrease) in accrued capital expenditures and other	$1,638	$(948)
Equity issuance to Delek Holdings unitholders in connection with Big Spring Gathering Assets Acquisition	$—	$109,513
Non-cash financing activities:
Sponsor contribution of property, plant and equipment	$—	$1,378
Non-cash lease liability arising from obtaining right of use assets during the period	$8,750	$16,644

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Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
(In thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of Net Income to EBITDA:
Net income	$43,624	$46,328	$123,137	$118,539
Add:
Income tax (benefit) expense	(194)	(168)	156	67
Depreciation and amortization	10,156	9,459	30,862	24,452
Amortization of customer contract intangible assets	1,802	1,803	5,408	5,408
Interest expense, net	14,529	10,360	35,924	32,854
EBITDA	$69,917	$67,782	$195,487	$181,320

Reconciliation of net cash from operating activities to distributable cash flow:
Net cash provided by operating activities	$74,752	$62,273	$222,276	$134,654
Changes in assets and liabilities	(16,256)	(2,458)	(56,898)	18,541
Non-cash lease expense	(2,460)	(1,596)	(6,967)	(2,236)
Distributions from equity method investments in investing activities	845	1,033	6,245	2,723
Maintenance and regulatory capital expenditures	(850)	(27)	(3,712)	(760)
Reimbursement from Delek Holdings for capital expenditures	11	26	1,588	81
Accretion of asset retirement obligations	(116)	(106)	(346)	(320)
Deferred income taxes	(138)	(47)	(203)	(990)
Other operating (expense) income, net	(273)	—	(54)	107
Distributable Cash Flow	$55,515	$59,098	$161,929	$151,800

Delek Logistics Partners, LP
Distributable Coverage Ratio Calculation
(In thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
Distributions to partners of Delek Logistics, LP	2021	2020	2021	2020
Limited partners' distribution on common units	$41,286	$39,307	$122,100	$87,536
General partner's distributions	—	—	—	986
General partner's incentive distribution rights	—	—	—	17,632
Total distributions to be paid (1)	$41,286	$39,307	$122,100	$106,154

Distributable cash flow	$55,515	$59,098	$161,929	$151,800
Distributable cash flow coverage ratio (2)	1.34x	1.50x	1.33x	1.43x
(1) The distributions for the three and nine months ended September 30, 2020 reflect the impact of the distribution waiver that waived all of the distributions for the first quarter of 2020 on the 5.0 million Additional Units, related to the Big Spring Gathering Assets transaction, with respect to base distributions and the IDRs. In addition, the distributions for the three months ended March 31, 2020 reflect the waiver of distributions in respect of the IDRs associated with the Additional Units for at least two years. Subsequently, the IDRs were eliminated in the Restructuring Transaction on August 13, 2020.
(2) Distributable cash flow coverage ratio is calculated by dividing distributable cash flow by distributions to be paid in each respective period.

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Delek Logistics Partners, LP
Segment Data (unaudited)
(In thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Pipelines and Transportation
Net revenues:
Affiliate	$70,879	$68,444	$199,591	$168,285
Third party	5,323	3,035	12,021	14,587
Total pipelines and transportation	76,202	71,479	211,612	182,872
Cost of sales:
Cost of materials and other	15,170	14,342	42,595	31,622
Operating expenses (excluding depreciation and amortization)	13,680	10,749	34,710	31,936
Segment contribution margin	$47,352	$46,388	$134,307	$119,314
Capital spending	$2,570	$2,552	$9,946	$3,424

Wholesale Marketing and Terminalling
Net revenues:
Affiliates (1)	$52,640	$26,966	$108,844	$121,454
Third party	60,785	43,823	190,562	118,980
Total wholesale marketing and terminalling	113,425	70,789	299,406	240,434
Cost of sales:
Cost of materials and other	89,959	46,350	232,400	174,255
Operating expenses (excluding depreciation and amortization)	3,665	3,481	12,232	9,487
Segment contribution margin	$19,801	$20,958	$54,774	$56,692
Capital spending	$1,566	$676	$4,580	$3,494

Consolidated
Net revenues:
Affiliates	$123,519	$95,410	$308,435	$289,739
Third party	66,108	46,858	202,583	133,567
Total consolidated	189,627	142,268	511,018	423,306
Cost of sales:
Cost of materials and other	105,129	60,692	274,995	205,877
Operating expenses (excluding depreciation and amortization presented below)	17,345	14,230	46,942	41,423
Contribution margin	67,153	67,346	189,081	176,006
General and administrative expenses	6,141	6,122	17,018	16,973
Depreciation and amortization	10,156	9,459	30,862	24,452
Other operating expense (income), net	273	—	54	(107)
Operating income	$50,583	$51,765	$141,147	$134,688
Capital spending	$4,136	$3,228	$14,526	$6,918
(1) Affiliate revenue for the wholesale marketing and terminalling segment is presented net of amortization expense pertaining to the marketing contract intangible we acquired in connection with the Big Spring acquisition.

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Delek Logistics Partners, LP
Segment Capital Spending
(In thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
Pipelines and Transportation	2021	2020	2021	2020
Maintenance capital spending	$215	$28	$1,141	$467
Discretionary capital spending	2,355	2,524	8,805	2,957
Segment capital spending	$2,570	$2,552	9,946	3,424
Wholesale Marketing and Terminalling
Maintenance capital spending	$674	$118	1,394	1,480
Discretionary capital spending	892	558	3,186	2,014
Segment capital spending	$1,566	$676	4,580	3,494
Consolidated
Maintenance capital spending	$889	$146	2,535	1,947
Discretionary capital spending	3,247	3,082	11,991	4,971
Total capital spending	$4,136	$3,228	$14,526	$6,918

Delek Logistics Partners, LP
Segment Data (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Pipelines and Transportation Segment:
Throughputs (average bpd)
El Dorado Assets:
Crude pipelines (non-gathered)	81,929	78,244	60,344	76,750
Refined products pipelines to Enterprise Systems	62,263	55,740	42,733	55,315
El Dorado Gathering System	14,086	13,659	14,056	13,520
East Texas Crude Logistics System	18,644	22,591	24,045	15,705
Big Spring Gathering System	84,325	90,719	79,251	85,845
Plains Connection System	131,571	104,314	120,905	96,961

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd) (1)	71,847	73,417	72,791	70,376
Big Spring marketing throughputs (average bpd)	81,880	78,659	76,680	73,701
West Texas marketing throughputs (average bpd)	10,560	9,948	10,033	11,718
West Texas gross margin per barrel	$3.33	$3.42	$3.64	$2.37
Terminalling throughputs (average bpd) (2)	144,355	160,843	142,959	145,240
(1) Excludes jet fuel and petroleum coke.
(2) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas, El Dorado and North Little Rock, Arkansas and Memphis and Nashville, Tennessee terminals.

Investor/Media Relations Contacts:
Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312
Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Government Affairs, Public Affairs & Communications, 615-435-1407
Information about Delek Logistics Partners, LP can be found on its website (www.deleklogistics.com), investor relations webpage (ir.deleklogistics.com), news webpage (www.deleklogistics.com/news) and its Twitter account (@DelekLogistics).

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